NEWS RELEASE

                                                         First City
                                                         Financial Corporation
                                                         Contact: Suzy W. Taylor
                                                                  (713) 652-1810

            FIRSTCITY FINANCIAL ANNOUNCES FIRST QUARTER 1998 RESULTS

                  HOUSTON, TEXAS APRIL 29, 1998... FirstCity Financial Corporation today announced earnings of $5.6 million for the quarter ended March 31, 1998. After dividends on the company's preferred stock and minority interests in subsidiaries, earnings were $4.3 million or $.64 per share on a fully diluted basis, compared to $7.6 million or $1.14 per share in the first quarter of 1997. The first quarter 1997 results reflect the positive effect of the $6.8 million, or $1.03 per share, payment from First City Liquidating Trust in settlement of its servicing contract with the company.

         Commenting on the first quarter results, James T. Sartain, President of FirstCity noted, "Results for the quarter reflect strong progress in each of our businesses and we believe we are well positioned for a strong 1998."

         In Mortgage Banking, total originations for the quarter ended March 31, 1998 of $1.9 billion grew 43% compared to the prior quarter, and more than tripled originations from 1997's comparable quarter. The favorable interest rate environment coupled with the continued expansion of the company's origination channels were major contributors to the strong growth experienced. The servicing portfolio increased by $508 million to end the quarter at $7.2 billion, as mortgage originations outpaced the impact of refinance activity in the quarter. Capital Corp., FirstCity's recently established mortgage conduit, held loans in inventory totaling $92 million by quarter's end. The company anticipates its first securitization of these loans in the second quarter of 1998.

         The portfolio asset acquisition and resolution business had a strong first quarter as portfolio acquisitions totaled approximately $52 million. Asset purchases were varied in nature, the largest purchase being a portfolio of real estate assets located in Texas. Collections for the quarter of $69.7 million compared favorably to $40.5 million in the prior year's comparable quarter.

         The consumer lending unit, which primarily originates auto finance receivables, completed a restructuring at year-end 1997. FirstCity Funding, the revamped origination unit, originated loans of $18.5 million during the quarter, and has originated an aggregate of approximately 2000 loans to date. These loans, which are individually underwritten and bought at discounts anticipated to cover any potential losses, have been acquired from dealers at an average 13% discount to face value and carry an average coupon of over 19%. Funding's aggregate initial investment in its portfolio is at an overall loan-to-wholesale value ratio of 86%. The formation of FirstCity Funding coincided with the termination of the origination program pursuant to which auto finance contracts were purchased from participating financial institutions based on contractual, pre-set underwriting guidelines. Loans generated through this discontinued program were not acquired at sufficient discounts to cover losses associated with the loans, and resulted in a $2.4 million loss provision in the first quarter 1998. FirstCity was contractually obligated to fund contracts under this discontinued program through January 31, 1998 and therefore acquired approximately $13.4 million of these loans during the quarter.

                                     (more)

                                       (2)

         Separately, FirstCity intends to exercise its option to repurchase for $1.00 each and all Warrants to purchase shares of its common stock. Approximately 497,000 of these Warrants are outstanding and each Warrant allows the holder to purchase one share of common stock at a price of $25 per share. The company has the right to repurchase these Warrants, after completion of a mandatory 45 day notice period, for $1.00 if the common stock price at the close of market exceeds $31.25 for 10 of 15 consecutive trading days. April 28, 1998 marked the 10th consecutive trading day on which the common stock closing price exceeded $31.25. Therefore, 45 days after the repurchase notice has been given to holders, the company will repurchase Warrants that have not been exercised. If all Warrants are exercised, it will result in approximately $12.4 million of new common equity for FirstCity.

         This press release contains forward looking statements. These statements are generally identified by the use of words or phrases such as "expect", "anticipate", "should", etc. The forward looking statements are based on FirstCity's current expectations and are dependent upon a number of uncertainties that could cause the actual results to differ materially from those implied, projected or predicted in the forward looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward looking statements. Factors which may affect actual results include FirstCity's ability to continue to grow its earnings base, its access to public markets to sell assets as well as the overall interest rate environment and other factors. In addition to the factors listed in this press release, please refer to the Company's public documents filed with the SEC for a more in depth discussion of risks and risk factors.

         FirstCity is a diversified financial services company with operations dedicated to mortgage lending, portfolio asset acquisition and resolution and consumer lending through over 90 offices in the US and with affiliate organizations in Europe and Mexico. Its common (FCFC) and preferred (FCFCP and FCFCO) stocks are listed on the NASDAQ National Market System.

                         FIRSTCITY FINANCIAL CORPORATION
                               FINANCIAL SUMMARY

       (Amounts in thousands, except per share data)
                                                                          QUARTER ENDED:
                                                                 Mar. 31, 1998       Mar. 31, 1997
                                                               ------------------  ------------------
Revenues:
    Gain on sale of mortgage loans                                      $ 20,269             $ 5,321
    Net mortgage warehouse income                                          1,722                 766
    Gain on sale of mortgage servicing rights                                  -               2,266
    Servicing fees:
       Mortgage                                                            4,694               3,571
       Other                                                               1,113               7,862  (1)
    Gain on resolution of Portfolio Assets                                 3,097               5,301
    Equity earnings of Acquisition Partnerships                            3,214               1,541
    Rental income on real estate Portfolios                                   81                  70
    Interest income                                                        3,799               2,779
    Other income                                                           4,037               1,161
    Interest income on Class "A" Certificate                                   -               1,659
                                                               ------------------  ------------------
          Total revenues                                                  42,026              32,297

Expenses:
    Interest on notes payable                                              3,418               2,862
    Salaries and benefits                                                 16,017               8,991
    Amortization
       Mortgage servicing rights                                           3,176               1,547
       Other                                                                 432                 953
    Provision for loan losses                                              2,352                 798
    Harbor merger related expenses                                             -                   -
    Occupancy, data processing and other                                  11,691               7,577
                                                               ------------------  ------------------
          Total expenses                                                  37,086              22,728

Net earnings before minority interest,
                                                               ==================  ==================
    preferred dividends and income taxes                                 $ 4,940             $ 9,569
                                                               ==================  ==================
    Benefit (provision) for income taxes                                     641                (352)
                                                               ------------------  ------------------
Net earnings before minority interest                                      5,581               9,217
    and preferred dividends
    Minority interest                                                       (215)                  -
    Preferred dividends                                                    1,515               1,659
                                                               ==================  ==================
Net earnings to common shareholders                                      $ 4,281             $ 7,558
                                                               ==================  ==================

Net earnings per common share - basic                                       0.66                1.16
Net earnings per common share - diluted                                     0.64                1.14
Wtd. avg. common shares outstanding - basic                                6,531               6,514
Wtd. avg. common shares outstanding - diluted                              6,678               6,613


(1) - Includes $6,800 received as a result of terminating the Investment Management Agreement with the FirstCity Liquidating Trust in the first quarter of 1997.

                        FIRSTCITY FINANCIAL CORPORATION
                          SELECTED BALANCE SHEET DATA

       (Amounts in thousands)

                                                              Mar. 31, 1998      Dec. 31, 1997
                                                              -------------      -------------
Mortgage Assets                                                 $ 1,191,418          $ 650,775
Portfolio acquisition and resolution assets                         114,045            125,480
Consumer assets                                                      61,491             61,135
Deferred tax asset                                                   31,384             30,614
Total assets                                                      1,469,136            940,119
Notes payable                                                     1,267,797            750,781
Preferred stock                                                      41,908             41,908
Total shareholders' equity                                          119,539            112,758


                SUMMARY INCOME STATEMENT DATA FOR EACH BUSINESS

Revenues                                                           $ 28,689           $ 12,733
Expenses                                                             24,716             11,687
                                                           -----------------  -----------------
Operating contribution before direct taxes                          $ 3,973            $ 1,046
                                                           =================  =================
                                                           =================  =================
Operating contribution, net of direct taxes                         $ 3,884              $ 658
                                                           =================  =================

Revenues                                                              9,038             15,785  (1)
Expenses                                                              4,855              6,320
                                                           -----------------  -----------------
Operating contribution before direct taxes                          $ 4,183            $ 9,465
                                                           =================  =================
Operating contribution, net of direct taxes                         $ 4,169            $ 9,365
                                                           =================  =================

Revenues                                                              2,956              2,057
Expenses                                                              5,451              2,803
                                                           -----------------  -----------------
Operating contribution before direct taxes                         $ (2,495)            $ (746)
                                                           =================  =================
Operating contribution, net of direct taxes                        $ (2,495)            $ (747)
                                                           =================  =================


(1) - Includes $6,800 received as a result of terminating the Investment Management Agreement with the FirstCity Liquidating Trust in the first quarter of 1997.

                        FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION

       (Amounts in thousands)

                                                                     QUARTER ENDED:
                                                            Mar. 31, 1998      Mar. 31, 1997
                                                           -----------------  -----------------
Quarterly origination:
    Direct Retail Residential:
       Conventional                                               $ 102,494           $ 30,357
       FHA/VA/FHMA                                                  117,470             48,132
       Home Improvement                                                   -                  -
       Brokered                                                      19,913              7,903
    Broker Retail Residential:
       Conventional                                               1,258,371            379,739
       FHA/VA/FHMA                                                  213,758             35,099
       Home Equity                                                   58,261             11,045
    Commercial:
       Correspondent                                                113,265                  -
       Construction                                                  15,596             10,757
    Acquisition of Home Equity                                       36,416                  -
                                                           -----------------  -----------------
       Total Mortgage Production                                  1,935,544            523,032
                                                           =================  =================

Servicing portfolio:
    Conventional                                                  4,897,749          3,748,717
    Agency                                                          876,405            592,473
    Other                                                            22,109             72,562
    Commercial                                                    1,400,287            145,809
                                                           -----------------  -----------------
       Total Mortgage Servicing portfolio                         7,196,550          4,559,561
                                                           =================  =================

Selected other data:
    Net warehouse income                                              1,722                766
    Net margin on warehouse balances                                      0.75%              1.20%
    Gain on loans sold ($):
       Residential                                                   18,513              4,955
       Home Equity                                                    1,756                366
    Gain on loans sold (%):
       Residential                                                        1.46%              1.05%
       Home Equity                                                        4.54%              3.65%
    OMSR income as a percent of loans sold                                1.81%              1.77%
    Servicing revenues:
       Residential                                                    4,284              3,332
       Commercial                                                       238                 43
       Sub-serviced                                                     172                196
                                                           -----------------  -----------------
                                                                      4,694              3,571
                                                           =================  =================
    Number of personnel at period end:
       Production                                                       442                272
       Servicing                                                        119                111
       Other                                                            602                321
                                                           -----------------  -----------------
         Total personnel                                              1,163                704
                                                           =================  =================

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION

       (Amounts in thousands)

                                                                     QUARTER ENDED:
                                                            Mar. 31, 1998      Mar. 31, 1997
                                                           -----------------  -----------------
Aggregate purchase price of portfolios acquired:
    Wholly owned                                                    $ 1,109                $ -
    Acquisition partnerships                                         50,862             47,237
                                                           -----------------  -----------------
                                                                     51,971             47,237
                                                           =================  =================
Collections:
    Wholly owned                                                     16,976             14,842
    Acquisition partnerships                                         52,692             25,631
                                                           -----------------  -----------------
                                                                     69,668             40,473
                                                           =================  =================
Average investment in Portfolio Assets:
    Nonperforming                                                    49,619             45,431
    Performing                                                       14,212              8,100
    Real estate                                                      18,307             23,833
Servicing portfolio (face value)                                    865,622            864,632

Selected other data:
    Servicing fees:
       Acquisition partnerships                                         660                873
       Other                                                             69              6,989
    Gain on resolution of Portfolio Assets:
       Nonperforming                                                  2,263              3,971
       Performing                                                       299                  -
       Real estate                                                      535              1,330
                                                           -----------------  -----------------
                                                                      3,097              5,301
                                                           =================  =================

    Gross profit margin on Portfolio Assets:
       Nonperforming                                                 22.40%             37.36%
       Performing                                                     7.99%                  -
       Real estate                                                   17.08%             31.60%
    Interest yield on performing Portfolio Assets                    24.47%             19.66%
    Number of personnel at period end:
       Production                                                        10                 11
       Servicing                                                         64                 95
                                                           -----------------  -----------------
         Total personnel                                                 74                106
                                                           =================  =================


Automobile and other consumer loans acquired:
    FirstCity Funding                                                18,532                  -
    National Auto Funding                                            13,407             29,775
    Other                                                             1,436              1,349
    Origination characteristics (FirstCity Funding only):
       Face value to wholesale value                                 99.28%
       Weighted average coupon                                       19.44%
       Purchase discount (% of face value)                           13.35%

Servicing portfolio (face value)                                    121,272             59,977

Selected other data:
    Interest income                                                   2,566              2,015
    Average yield                                                    13.49%             18.38%
    Servicing fees                                                      384                 34
    Number of personnel at period end:
       Production                                                        56                 18
       Servicing                                                         79                 38
                                                           -----------------  -----------------
         Total personnel                                                135                 56
                                                           =================  =================

